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                         STOCK PURCHASE AGREEMENT




                              ACQUISITION OF

                       AARON BROTHERS HOLDINGS, INC.


                                    BY


                           MICHAELS STORES, INC.



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                                TABLE OF CONTENTS

ARTICLE I.
     Definitions
          Section 1.01.  Definitions . . . . . . . . . . . . . . . . . .  1

ARTICLE II.
     Purchase and Sale
          Section 2.01.  Purchase and Sale of Stock. . . . . . . . . . .  5
          Section 2.02.  Purchase Price. . . . . . . . . . . . . . . . .  5
          Section 2.03.  Escrow. . . . . . . . . . . . . . . . . . . . .  5

ARTICLE III.
     Representations and Warranties
          Section 3.01.  Ownership of the Stock. . . . . . . . . . . . .  6
          Section 3.02.  Organization and Good Standing; Qualification .  6
          Section 3.03.  Capitalization. . . . . . . . . . . . . . . . .  6
          Section 3.04.  Corporate Records . . . . . . . . . . . . . . .  7
          Section 3.05.  Authorization and Validity. . . . . . . . . . .  7
          Section 3.06.  Subsidiaries. . . . . . . . . . . . . . . . . .  7
          Section 3.07.  No Violation. . . . . . . . . . . . . . . . . .  8
          Section 3.08.  Consents. . . . . . . . . . . . . . . . . . . .  8
          Section 3.09.  Financial Statements. . . . . . . . . . . . . .  8
          Section 3.10.  Liabilities and Obligations . . . . . . . . . .  9
          Section 3.11.  Employee Matters. . . . . . . . . . . . . . . .  9
          Section 3.12.  Employee Benefit Plans. . . . . . . . . . . . . 11
          Section 3.13.  Absence of Certain Changes. . . . . . . . . . . 13
          Section 3.14.  Title; Leased Assets. . . . . . . . . . . . . . 15
          Section 3.15.  Commitments . . . . . . . . . . . . . . . . . . 15
          Section 3.16.  Adverse Agreements. . . . . . . . . . . . . . . 17
          Section 3.17.  Insurance . . . . . . . . . . . . . . . . . . . 17
          Section 3.18.  Patents, Trademarks, Service Marks and
                         Copyrights. . . . . . . . . . . . . . . . . . . 18
          Section 3.19.  Trade Secrets and Customer Lists. . . . . . . . 19
          Section 3.20.  Taxes . . . . . . . . . . . . . . . . . . . . . 19
          Section 3.21.  Compliance with Laws. . . . . . . . . . . . . . 21
          Section 3.22.  Finder's Fee. . . . . . . . . . . . . . . . . . 21
          Section 3.23.  Litigation. . . . . . . . . . . . . . . . . . . 21
          Section 3.24.  Accuracy of Information Furnished . . . . . . . 22
          Section 3.25.  Condition of Fixed Assets . . . . . . . . . . . 22
          Section 3.26.  Inventory . . . . . . . . . . . . . . . . . . . 22
          Section 3.27.  Books of Account. . . . . . . . . . . . . . . . 22
          Section 3.28.  Corporate Name. . . . . . . . . . . . . . . . . 22
          Section 3.29.  Distributions and Repurchases . . . . . . . . . 23
          Section 3.30.  Banking Relations . . . . . . . . . . . . . . . 23
          Section 3.31.  Ownership Interests of Interested Persons . . . 23

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          Section 3.32.  Investments in Competitors. . . . . . . . . . . 23
          Section 3.33.  Environmental Matters . . . . . . . . . . . . . 23
          Section 3.34.  Certain Payments. . . . . . . . . . . . . . . . 24
          Section 3.35.  HSR Act . . . . . . . . . . . . . . . . . . . . 24
          Section 3.36.  No Knowledge of Default . . . . . . . . . . . . 25

ARTICLE IV.
     Representations and Warranties of the Shareholder
          Section 4.01.  No Violation. . . . . . . . . . . . . . . . . . 25

ARTICLE V.
     Representations and Warranties of Michaels
          Section 5.01.  Organization and Good Standing. . . . . . . . . 25
          Section 5.02.  Authorization and Validity. . . . . . . . . . . 25
          Section 5.03.  No Violation. . . . . . . . . . . . . . . . . . 26
          Section 5.04.  Finder's Fee. . . . . . . . . . . . . . . . . . 26
          Section 5.05.  [Intentionally Omitted] . . . . . . . . . . . . 26
          Section 5.06.  Corporate Approvals . . . . . . . . . . . . . . 26
          Section 5.07.  HSR Act . . . . . . . . . . . . . . . . . . . . 26
          Section 5.08.  Consent . . . . . . . . . . . . . . . . . . . . 26
          Section 5.09.  No Knowledge of Default . . . . . . . . . . . . 26

ARTICLE VI.
     The Company's and the Shareholder's Covenants
          Section 6.01.  Consummation of Agreement . . . . . . . . . . . 27
          Section 6.02.  Business Operations . . . . . . . . . . . . . . 27
          Section 6.03.  Access. . . . . . . . . . . . . . . . . . . . . 27
          Section 6.04.  Material Change . . . . . . . . . . . . . . . . 27
          Section 6.05.  [Intentionally Omitted] . . . . . . . . . . . . 27
          Section 6.06.  Employee Matters. . . . . . . . . . . . . . . . 28
          Section 6.07.  Employee Benefit Plans and Taxes. . . . . . . . 28
          Section 6.08.  Contracts . . . . . . . . . . . . . . . . . . . 28
          Section 6.09.  Changes in Inventory. . . . . . . . . . . . . . 29
          Section 6.10.  Capital Assets; Payments of Liabilities . . . . 29
          Section 6.11.  Mortgages, Liens and Guaranties . . . . . . . . 29
          Section 6.12.  No Negotiation with Others. . . . . . . . . . . 29
          Section 6.13.  Distributions and Repurchases . . . . . . . . . 29

ARTICLE VII.
     Michaels' Covenants
          Section 7.01.  Consummation of Agreement . . . . . . . . . . . 30

ARTICLE VIII.
     Michaels' Conditions Precedent
          Section 8.01.  Representations and Warranties. . . . . . . . . 30
          Section 8.02.  Covenants and Conditions. . . . . . . . . . . . 30

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          Section 8.03.  Legal Opinion . . . . . . . . . . . . . . . . . 30
          Section 8.04.  Proceedings . . . . . . . . . . . . . . . . . . 30
          Section 8.05.  Resignations of Directors and Officers. . . . . 30
          Section 8.06.  Code Section 1445(b)(3) Affidavit . . . . . . . 31
          Section 8.07.  Release of Claims . . . . . . . . . . . . . . . 31
          Section 8.08.  Closing Deliveries. . . . . . . . . . . . . . . 31
          Section 8.09.  Revolving Portion of Bank Debt. . . . . . . . . 31

ARTICLE IX.
     The Company's and the Shareholder's Conditions Precedent
          Section 9.01.  Representations and Warranties. . . . . . . . . 31
          Section 9.02.  Covenants and Conditions. . . . . . . . . . . . 31
          Section 9.03.  Proceedings . . . . . . . . . . . . . . . . . . 32
          Section 9.04.  Closing Deliveries. . . . . . . . . . . . . . . 32
          Section 9.05.  Opinion . . . . . . . . . . . . . . . . . . . . 32

ARTICLE X.
     Closing Deliveries
          Section 10.01. Deliveries of the Company and the Shareholder . 32
          Section 10.02. Deliveries of Michaels. . . . . . . . . . . . . 34

ARTICLE XI.
     Post-Closing Matters
          Section 11.01. Further Instruments of Transfer . . . . . . . . 34
          Section 11.02. [Intentionally Omitted] . . . . . . . . . . . . 35
          Section 11.03. [Intentionally Omitted] . . . . . . . . . . . . 35
          Section 11.04. Bankruptcy Proceedings. . . . . . . . . . . . . 35
          Section 11.05. Davis Cases . . . . . . . . . . . . . . . . . . 35

ARTICLE XII.
     Remedies
          Section 12.01. Indemnification . . . . . . . . . . . . . . . . 35
          Section 12.02. Indemnification by Michaels . . . . . . . . . . 38
          Section 12.03. Conditions of Indemnification . . . . . . . . . 38
          Section 12.04. Waiver. . . . . . . . . . . . . . . . . . . . . 39
          Section 12.05. Exclusivity of Remedies . . . . . . . . . . . . 39
          Section 12.06. Costs, Expenses and Legal Fees. . . . . . . . . 39
          Section 12.07. Specific Performance. . . . . . . . . . . . . . 40
          Section 12.08. Tax Effect of Indemnification . . . . . . . . . 40

ARTICLE XIII.
     Termination
          Section 13.01. Termination . . . . . . . . . . . . . . . . . . 40


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ARTICLE XIV.
     Miscellaneous
          Section 14.01. Amendment . . . . . . . . . . . . . . . . . . . 41
          Section 14.02. Assignment. . . . . . . . . . . . . . . . . . . 41
          Section 14.03. Parties In Interest; No Third Party
                         Beneficiaries . . . . . . . . . . . . . . . . . 41
          Section 14.04. Entire Agreement. . . . . . . . . . . . . . . . 41
          Section 14.05. Severability. . . . . . . . . . . . . . . . . . 42
          Section 14.06. [Intentionally Omitted].. . . . . . . . . . . . 42
          Section 14.07. Governing Law . . . . . . . . . . . . . . . . . 42
          Section 14.08. Captions. . . . . . . . . . . . . . . . . . . . 42
          Section 14.09. Gender and Number . . . . . . . . . . . . . . . 42
          Section 14.10. Reference to Agreement. . . . . . . . . . . . . 42
          Section 14.11. Confidentiality; Publicity and Disclosures. . . 42
          Section 14.12. Notice. . . . . . . . . . . . . . . . . . . . . 43
          Section 14.13. [Intentionally Omitted] . . . . . . . . . . . . 44
          Section 14.14. Service of Process. . . . . . . . . . . . . . . 44
          Section 14.15. Counterparts. . . . . . . . . . . . . . . . . . 44

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                                    SCHEDULES

Schedule A - Ownership of Stock
Schedule 2.02(c) - Form of Closing Statement
Schedule 2.03 - Form of Escrow Agreement

Disclosure Schedule
Schedule 8.03 - Form of Company and Shareholder Legal Opinion
Schedule 8.05 - Schedule of Company Resignations
Schedule 8.06 - Tax Affidavit
Schedule 8.07 - Form of Release and Waiver
Schedule 9.05 - Form of Michaels Legal Opinion
Schedule 10.01(m) - Form of Noncompetition and Confidentiality Agreement
Schedule 10.01(r) - Side Letter Agreement

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                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement"), dated as of March 8, 1995, among Aaron Brothers Holdings, Inc., a Delaware corporation (the "Company"), ABAM Investors Limited Partnership, a Cayman Islands limited partnership (which is the holder of all of the outstanding capital stock of the Company) (the "Shareholder"), and Michaels Stores, Inc., a Delaware corporation ("Michaels"),

                           W I T N E S S E T H :
                           -------------------

     WHEREAS, the Shareholder holds all of the issued and outstanding shares of capital stock of the Company, as set forth on Schedule A (the "Stock"), and desires to sell, and Michaels desires to purchase, the Stock;

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                ARTICLE I.

                               DEFINITIONS

     SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

     (a) "Aaron Brothers" shall mean Aaron Brothers, Inc., a Delaware corporation.

     (b) "Art Marts" shall mean Aaron Brothers Art Marts, Inc., a Delaware corporation.

     (c)  "Audited Statements" shall have the meaning set forth in Section
3.09.

     (d) "Bank Debt" shall mean, as of the close of business on the Closing Date, the outstanding obligations of Aaron Brothers to Lender pursuant to the Credit Agreement, such amount to include the principal amount of the indebtedness, and any accrued and unpaid interest, unpaid fees, expenses and any other obligations which may be owed by Aaron Brothers to Lender thereunder and are required to be paid.

     (e)  "Bankruptcy Code" shall have the meaning set forth in Section 11.04.

     (f) "best knowledge", "have no knowledge of", or "do not know of" and similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after diligent investigation, reasonable under the circumstances, and inquiry by such person, reasonable under the circumstances, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any

Executive of such entity after diligent investigation and inquiry by the appropriate personnel of such entity.

     (g)  "Cash Compensation" shall have the meaning set forth in Section
3.11(a).

     (h)  "Cash Consideration" shall have the meaning set forth in Section
2.02(b).

     (i)  "CERCLA" shall have the meaning set forth in Section 3.33(a).

     (j) "Closing" shall mean the closing of the transactions contemplated by this Agreement, which shall occur at 10:00 a.m., local time, on the Closing Date in the offices of Siller Wilk & Mencher LLP, 747 Third Avenue, New York, New York 10017, or at such other time and place as shall be mutually agreed in writing by the parties hereto.

     (k) "Closing Date" shall mean March 8, 1995 or such other date as may be mutually agreed in writing, but in no event later than March 17, 1995.

     (l)  "Closing Statement" shall have the meaning set forth in Section
2.02(c).

     (m)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (n)  "Commitments" shall have the meaning set forth in Section 3.15(a).

     (o)  "Company Common Stock" shall have the meaning set forth in Section
3.03.

     (p)  "Company Preferred Stock" shall have the meaning set forth in
Section 3.03.

     (q)  "Compensation Plans" shall have the meaning set forth in Section
3.11(b).

     (r) "Confidentiality Agreement" means the confidentiality agreement executed by Michaels in favor of the Company and the Subsidiaries.

     (s)  "Controlled Group" shall have the meaning set forth in Section
3.12(g).

     (t) "Credit Agreement" shall mean that certain Credit and Security Agreement, dated March 31, 1988, as amended, by and between Lender and Aaron Brothers.

     (u)  "Damages" shall have the meaning set forth in Section 12.01.

     (v) "Davis Cases" shall mean (i) Princeton Gateway Associates, Ltd. v. Aaron Brothers Art Marts, Inc. et. al., Superior Court of New Jersey, Law Division--Morris County, Docket No. MRS-L-2985-92 and (ii) Aaron Brothers, Inc. v. William G. Davis, et. al., Superior Court of California, Los Angeles County, Case No. BC059508.

     (w) "Disclosure Schedule" means the disclosure schedule prepared by the Company and delivered to Michaels pursuant to this Agreement.

     (x)  "Employee Benefit Plans" shall have the meaning set forth in
Section 3.12(a).

     (y) "Employee Policies and Procedures" shall have the meaning set forth in Section 3.11(d).

     (z) "Employment Agreements" shall have the meaning set forth in Section 3.11(c).

     (aa) "Environmental Laws" shall have the meaning set forth in Section 3.33(a).

     (ab) "ERISA" shall have the meaning set forth in Section 3.12(a).

     (ac) "Escrow Agent" shall have the meaning set forth in Section 2.03.

     (ad) "Escrow Agreement" shall have the meaning set forth in Section 2.03.

     (ae) "Escrow Deposit" shall have the meaning set forth in Section 2.03.

     (af) "Escrowed Amount" shall mean $1,500,000.

     (ag) "Executive" shall mean any of Messrs. George P. Orban, Anthony J. Cincotta, William F. McLeod, Norman Hullinger and Stephen I. Siller, and Ms. Betty Smith.

     (ah) "Financial Statements" shall have the meaning set forth in Section
3.09.

     (ai) "Fixed Assets" shall have the meaning set forth in Section 3.25.

     (aj) "GAAP" shall mean generally accepted accounting principles, consistently applied.

     (ak) "herein", "hereof" and "hereto" shall have the meanings set forth in Section 14.10.

     (al) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     (am) "indemnifying party" and "party to be indemnified" shall have the meanings set forth in Section 12.03.

     (an) "Lender" shall mean MNC Credit Corp. or its successors and assigns under the Credit Agreement.

     (ao) "Material Adverse Change" shall mean, as regards the Company or any Subsidiary, or all of them, a material adverse change in the condition (financial or otherwise), operations, assets or liabilities, of the Company and its Subsidiaries, taken as a whole.

     (ap) "Material Adverse Effect" shall mean, as regards the Company or any Subsidiary, or all of them, a material adverse effect on the condition (financial or otherwise), operations, assets or liabilities, of the Company and its Subsidiaries, taken as a whole.

     (aq) "ordinary course of business" means the usual and customary way in which the Company or any Subsidiary, as the case may be, has conducted its business since January 31, 1994.

     (ar) "Overall Foreign Loss" shall have the meaning set forth in Section 3.20(p).

     (as) "Personal Property" shall have the meaning set forth in Section
3.14(b).

     (at) "Proprietary Rights" shall have the meaning set forth in Section 3.18(a).

     (au) "Purchase Price" shall have the meaning set forth in Section
2.02(a).

     (av) "RCRA" shall have the meaning set forth in Section 3.33(a).

     (aw) "Real Property" shall have the meaning set forth in Section 3.14(a).

     (ax) "Safe Harbor Lease" shall have the meaning set forth in Section
3.20(i).

     (ay) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (az) "Subsidiary" shall mean any corporation, partnership, joint venture or other legal entity of which the Company owns, directly or indirectly, 100% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and shall include within the meaning of the term each Subsidiary, as defined above, of any Subsidiary of the Company.

     (ba)     "Superfund" shall have the meaning set forth in Section
3.33(d).

     (bb) "Tax" or "Taxes" shall mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees assessments or changes of any kind whatever, together with any interest and penalties, additions to tax or additional amounts with respect thereto.

     (bc)  "tax exempt entity" shall have the meaning set forth in
Section 3.20(j).

     (bd)  "Unaudited Statements" shall have the meaning set forth in
Section 3.09.

     (be) "United States Real Property Interest" shall have the meaning set forth in Section 3.20(l).

     (bf)  "Year-End Statements" shall have the meaning set forth in
Section 3.09.

                                ARTICLE II.

                             PURCHASE AND SALE

     SECTION 2.01. PURCHASE AND SALE OF STOCK. Subject to and upon the terms and conditions contained herein, at the Closing, the Shareholder shall sell, transfer, assign, convey and deliver to Michaels, free and clear of all adverse claims, security interests, liens, claims and encumbrances, and Michaels shall purchase, accept and acquire from the Shareholder, the Stock.

     SECTION 2.02. PURCHASE PRICE.

     (a) TOTAL PURCHASE PRICE. The total purchase price for the Stock (the "Purchase Price") shall be an amount equal to the following: $25,000,000 minus the amount of the Bank Debt.

     (b) NATURE OF CONSIDERATION. The Purchase Price shall be delivered in cash ("Cash Consideration").

     (c) COMPUTATION OF PURCHASE PRICE. At the Closing, the Company shall deliver to Michaels a certificate setting forth the amount of the Bank Debt. At the Closing, Michaels shall then complete the Closing Statement, in the form attached hereto as Schedule 2.02(c), computing the Purchase Price subject to the escrow arrangement set forth in Section 2.03 below.

     SECTION 2.03. ESCROW. At the Closing, Michaels shall deposit in escrow cash equal to the Escrow Amount (the "Escrow Deposit"), pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") in the form set forth in
Schedule 2.03, to be entered into among the Stockholder, the Representative (as therein defined), Michaels and Jackson & Walker, L.L.P., as escrow agent (the "Escrow Agent"). The Escrow Deposit shall be released from escrow, after provisions for any Damages for which Michaels may be entitled to indemnified pursuant to Article XII of this Agreement in accordance with the terms of the Escrow Agreement.

                               ARTICLE III.

                      REPRESENTATIONS AND WARRANTIES
                    OF THE COMPANY AND THE SHAREHOLDER

     The Company and the Shareholder jointly and severally represent and warrant that the following are true and correct as of the date hereof:

     SECTION 3.01. OWNERSHIP OF THE STOCK.  Except as set forth in Section
3.01 of the Disclosure Schedule, the Shareholder owns, beneficially and of record, good title to the Stock, which constitutes all of the issued and outstanding capital stock of the Company, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements. At the Closing, the Shareholder will convey to Michaels good and valid title to all of the issued and outstanding capital stock of the Company, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders' agreements or restrictions.

     SECTION 3.02. ORGANIZATION AND GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement
and to consummate the transactions contemplated hereby.   The Company is duly
qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, which jurisdictions are listed in Section 3.02 of the Disclosure Schedule, except where the failure to be qualified or licensed would not have a Material Adverse Effect. The Company does not have any assets, employees or offices in any state other than the states listed in Section 3.02 of the Disclosure Schedule and other than as otherwise disclosed in Section 3.02.

     SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Company consists of (i) 150,000 shares of common stock, par value $0.01 per share (the "Company Common Stock"), of which 1 share is issued and outstanding, and (ii) 100,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"), of which 10,000 shares are issued and outstanding, and no shares of such capital stock are held in the treasury of the Company. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.03 of the Disclosure Schedule, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Company. Except as set forth in Section 3.03 of the Disclosure Schedule, neither the Shareholder nor the Company is a party to or bound by, nor do they have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Corporation. No shares of capital stock of the Company have been issued or disposed of in violation of the preemptive rights of any of the Company's shareholders. All accrued dividends on the capital stock of the Company, whether or not declared, have been paid in full.

     SECTION 3.04. CORPORATE RECORDS. The copies of the Certificate of Incorporation and all amendments thereto and the Bylaws, as amended, of the Company and each of its Subsidiaries that have been delivered to Michaels are true, correct and complete copies thereof, as in effect on the date hereof. To the best knowledge of the Company with respect to matters before April 6, 1988, the minute books of the Company and each of its Subsidiaries, copies of which have been delivered or made available to Michaels, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the shareholders of the Company and each of its Subsidiaries since the formation of the Company or such Subsidiary.

     SECTION 3.05. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company and the Shareholder. This Agreement and each other agreement to be executed by the Company or the Shareholder in connection herewith have been or will be as of the Closing Date duly executed and delivered by the Company and the Shareholder and constitute or will constitute legal, valid and binding obligations of the Company and the Shareholder, as the case may be, enforceable against the Company and the Shareholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies (whether enforcement is sought by an action or proceeding in equity or at law). Except as set forth in Section
3.05 of the Disclosure Schedule, the sale of the Stock by the Shareholder to Michaels will not impair the ability or authority of the Company or any of its Subsidiaries to carry on its business as now conducted in any material respect.

     SECTION 3.06. SUBSIDIARIES. The Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity, except the Subsidiaries listed in
Section 3.06 of the Disclosure Schedule. Except as set forth in Section 3.06 of the Disclosure Schedule, each Subsidiary is duly organized and validly existing in good standing under the laws of the state in which it is incorporated, and except as set forth in Section 3.06 of the Disclosure Schedule, is duly qualified to do business and in good standing in each jurisdiction wherein failure to qualify to do business could adversely affect the Subsidiary. The Company has delivered to Michaels true, complete and correct copies of the Certificate of Incorporation and Bylaws of each Subsidiary, as in effect on the date hereof. The authorized capital of each Subsidiary is set forth in Section 3.06 of the Disclosure Schedule. All issued and outstanding shares of capital stock of each Subsidiary are duly authorized and validly issued and outstanding, fully paid and nonassessable and are owned by the Company free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements. There are in existence no outstanding options, warrants or similar rights granted by any Subsidiary, or any agreements to which any Subsidiary is a party, for the issuance or sale by it of any securities except to the Company. Except as set forth in Section 3.06 of the Disclosure Schedule, each Subsidiary has obtained or duly applied for all such material licenses, permits and certificates from government agencies and authorities as are necessary to the conduct of its business which, if not obtained, could result in a Material Adverse Effect, and the consummation of the transactions contemplated hereby will not result in the loss or impairment of, or any default under, any such license, permit or certificate.

     SECTION 3.07. NO VIOLATION. Except as set forth in Section 3.07 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby, in each case by the Company or the Shareholder, will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company or any Subsidiary or any agreement, indenture or other instrument under which the Company or any Subsidiary is bound or to which the Stock or any of the assets of the Company or capital stock or any of the assets of any Subsidiary are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Stock or any of the assets of the Company or the capital stock or any of the assets of any Subsidiary, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, the Stock or the assets of the Company or the capital stock or any of the assets of any Subsidiary, which conflict or violation would have a Material Adverse Effect.

     SECTION 3.08. CONSENTS. Except as set forth in Section 3.08 of the Disclosure Schedule, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby, on the part of the Company or the Shareholder, except where the failure to obtain any such consent, authorization, approval, permit or license, or to make any such filing, could not have a Material Adverse Effect.

     SECTION 3.09. FINANCIAL STATEMENTS. The Company has furnished to Michaels the audited consolidated balance sheet and related audited consolidated statements of operations, retained earnings and cash flows for the year ended January 31, 1994, including the notes thereto (the "Audited Statements"), as well as unaudited consolidated balance sheets and related unaudited consolidated statements of operations and cash flows for the eleven months ended January 1, 1995 (the "Unaudited Statements") (collectively, the "Financial Statements"). Except as set forth in Schedule 3.09 of the Disclosure Schedule, the Financial Statements are in accordance with the books and records of the Company and the Subsidiaries, fairly present the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with GAAP; provided, however, that the Unaudited Statements are subject to normal year-end adjustments, do not contain footnote disclosures and are not audited. The Company has also furnished to Michaels the unaudited consolidated balance sheet and related unaudited consolidated statements of operations, shareholder's equity and cash flows for the year ended January 29, 1995, excluding notes thereto (the "Year-End Statements"). The Year-End Statements are in accordance with the books and records of the Company and the Subsidiaries, fairly present the consolidated financial position and results of operations and the cash flows of the Company and the Subsidiaries as of the date and for the period indicated, and have been prepared in accordance with GAAP. Except as set forth in Schedule 3.09 of the Disclosure Schedule, there will not be any material changes in the Year-End Statements in connection with the audit thereof by Price Waterhouse, the Company's independent auditors.

     SECTION 3.10. LIABILITIES AND OBLIGATIONS. Other than those set forth in Section 3.10 of the Disclosure Schedule or reflected in the Financial Statements or the Year End Statements, there are no material liabilities or obligations of the Company or any Subsidiary, accrued, contingent or otherwise which arose outside of the ordinary course of business and which are not fully covered by insurance (except for any applicable deductible). Except as set forth in Section 3.10 of the Disclosure Schedule, all reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Financial Statements or in Section 3.10 of the Disclosure Schedule, neither the Company nor any Subsidiary is liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, other than of the Company or any Subsidiary, and neither the Company, any Subsidiary nor the Shareholder know of any basis for the assertion of any other claims or liabilities of any nature or in any amount which claim or liability, if imposed on the Company or any Subsidiary, would have a Material Adverse Effect.

     SECTION 3.11.  EMPLOYEE MATTERS.

     (a) CASH COMPENSATION. Section 3.11(a) of the Disclosure Schedule contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Company and the Subsidiaries who are currently compensated at a rate in excess of $50,000 per year and who earned in excess of such amount during the Company's or such Subsidiary's preceding fiscal year. In addition, Section 3.11(a) of the Disclosure Schedule contains a complete and accurate description of (i) all increases in Cash Compensation of employees of the Company and the Subsidiaries during the current and immediately preceding fiscal years of the Company and (ii) any promised increases in Cash Compensation of employees of the Company and the Subsidiaries that have not yet been effected in excess of 4% of base compensation.

     (b) COMPENSATION PLANS. Section 3.11(b) of the Disclosure Schedule contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or the Subsidiaries or to which the Company or any Subsidiary contributes on behalf of its employees, other than Employee Benefit Plans listed in Section 3.12(a) of the Disclosure Schedule. The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. The Company has provided or made available to Michaels a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Except as set forth in Section 3.11 of the Disclosure Schedule, each of the Compensation Plans can be terminated or amended at will by the Company or its Subsidiaries.

     (c) EMPLOYMENT AGREEMENTS. Section 3.11(c) of the Disclosure Schedule contains a complete and accurate list of all employment agreements (the "Employment Agreements") to which the Company or any Subsidiary is a party with respect to its employees. The Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements. The Company has provided or made available to Michaels a copy of each written Employment Agreement and a written description of each unwritten Employment Agreement.

     (d) EMPLOYEE POLICIES AND PROCEDURES. Section 3.11(d) of the Disclosure Schedule contains a complete and accurate list of all employee manuals, policies, procedures and work-related rules (the "Employee Policies and Procedures") that presently apply to employees of the Company or any Subsidiary. The Company has provided or made available to Michaels a copy of all written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures. Each of the Employee Policies and Procedures can be amended or terminated at will by the Company or the appropriate Subsidiary, as the case may be.

     (e) UNWRITTEN AMENDMENTS. No unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements or Employee Policies and Procedures.

     (f) LABOR COMPLIANCE. Except as set forth in Section 3.11(f) of the Disclosure Schedule, the Company and each Subsidiary:

          (i) has been and is in material compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours (including those relating to workers' compensation benefits), and

          (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing matters set forth in (i) above.

     Except as set forth in Section 3.11 of the Disclosure Schedule, since April 6, 1988, neither the Company nor any Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices which would have a Material Adverse Effect.

          Except as set forth in Section 3.11(f) of the Disclosure Schedule, there are presently no

          (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before any federal, state or local court, board, department, commission or agency nor, to the knowledge of the Company, does any basis therefor exist or

          (ii) existing or, to the knowledge of the Company, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company or any Subsidiary, nor does any basis therefor exist.

     (g) UNIONS. Neither the Company nor any Subsidiary has, since April 6, 1988, ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company or any Subsidiary are represented by any union, labor organization or collective bargaining unit in connection with their employment with the Company or any Subsidiary. To the best knowledge of the Company, except as set forth in Section 3.11(g) of the Disclosure Schedule, the employees of the Company and the Subsidiaries have no intention to and have not, since April 6, 1988, to the knowledge of the Company threatened to organize or join a union, labor organization or collective bargaining unit.

     (h) ALIENS. All employees of the Company and the Subsidiaries are citizens of, or are authorized to be employed in, the United States.

     SECTION 3.12.  EMPLOYEE BENEFIT PLANS.

     (a) IDENTIFICATION. Section 3.12(a) of the Disclosure Schedule contains a complete and accurate list of all employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by the Company or any Subsidiary or to which the Company or any Subsidiary contributes on behalf of its employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. The Company has provided or made available to Michaels copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. Each of the Employee Benefit Plans can be terminated or amended at will by the Company or the appropriate Subsidiary, as the case may be, subject to COBRA and any other applicable requirements of ERISA or any other law. No unwritten amendment exists with respect to any Employee Benefit Plan.

     (b) ADMINISTRATION. Each Employee Benefit Plan has been administered and maintained in all material respects in compliance with all laws, rules and regulations.

     (c) EXAMINATIONS. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

     (d) PROHIBITED TRANSACTIONS. Since April 6, 1988, no prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan.

     (e) CLAIMS AND LITIGATION. No threatened (to the best knowledge of the Company) or pending claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

     (f) QUALIFICATION. The Company or the appropriate Subsidiary has received a favorable determination letter or ruling from the Internal Revenue Service for each existing Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. To the best knowledge of the Company, no proceedings exist or have been threatened that could result in the revocation of any such favorable determination letter or ruling.

     (g) FUNDING STATUS. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company or any Subsidiary is a member (a "Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof.

     (h) EXCISE TAXES. Neither the Company nor any Subsidiary or any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

     (i) MULTIEMPLOYER PLANS. Neither the Company nor any Subsidiary nor any member of a Controlled Group is or, to the best knowledge of the Company, since April 6, 1988, ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (j) PBGC. No facts or circumstances exist that would result in the imposition of liability against the Company by the Pension Benefit Guaranty Company as a result of any act or omission by the Company, any Subsidiary or any member of a Controlled Group. No report-able event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

     (k) MEDICAL AND DENTAL CARE CLAIMS. Section 3.12(k) of the Disclosure Schedule contains a complete and accurate list of all claims made (without identifying specific individuals) under any medical or dental care plan or commitment offered by the Company or any Subsidiary to its employees involving hospitalization, medical or dental care claims that have exceeded $10,000 per year for an individual since the implementation of and relating to the Company's new medical plan on April 1, 1994.

     (l) RETIREES. Neither the Company nor any Subsidiary has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with the Company or any Subsidiary.

     SECTION 3.13.  ABSENCE OF CERTAIN CHANGES.  Except as set forth in
Section 3.13 of the Disclosure Schedule, since January 29, 1995, neither the Company nor any Subsidiary has

     (a) suffered any Material Adverse Change, whether or not caused by any deliberate act or omission of the Company, any Subsidiary or the Shareholder;

     (b) contracted for the purchase of any capital assets having a cost in excess of $10,000 or paid any capital expenditures in excess of $10,000;

     (c) incurred any indebtedness for borrowed money or issued or sold any debt securities outside of the ordinary course of business;

     (d) incurred or discharged any liabilities or obligations except in the ordinary course of business; provided, however, neither the Company nor any Subsidiary has paid any legal fees;

     (e) paid any amount on any indebtedness prior to the due date, forgiven or cancelled any debts or claims or released or waived any rights or claims; provided, however, neither the Company nor any Subsidiary has (i) paid any principal on the term loan portion of the Bank Debt and (ii) paid any amount of principal on the revolving portion of the Bank Debt except in the ordinary course of business;

     (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets, other than after-acquired property which is subject to a lien in favor of the Lender in accordance with the Credit Agreement;

     (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that could have a Material Adverse Effect;

     (h) acquired or disposed of any assets except in the ordinary course of business;

     (i)   written up or written down the carrying value of any of its assets;

     (j) changed the costing system or depreciation methods of accounting for its assets;

     (k)   waived any material rights or forgiven any material claims;

     (l) lost or terminated any employee, customer or supplier, the loss or termination of which has or could have a Material Adverse Effect;

     (m) increased the compensation of any director, officer, key employee or consultant or paid any bonuses to any of the foregoing;

     (n) increased the compensation of any employee except in the ordinary course of business; provided, however, neither the Company nor any Subsidiary has paid any bonuses to any employee;

     (o) made any payments to or loaned any money to any person or entity referred to in Section 3.31;

     (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

     (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such stock, securities or rights;

     (r) entered into any agreement with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business;

     (s)   entered into, adopted or amended any Employee Benefit Plan; or

     (t) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that has materially and adversely affected, or could materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or the appropriate Subsidiary.

     SECTION 3.14.  TITLE; LEASED ASSETS.

     (a) REAL PROPERTY. Neither the Company nor any of the Subsidiaries owns any real property. The leased real property referred to in Section 3.14(c) below constitutes the only real property used in the conduct of the business of the Company and the Subsidiaries.

     (b) PERSONAL PROPERTY. Except as set forth in Section 3.14(b) of the Disclosure Schedule, the Company and the Subsidiaries have good and valid title to all tangible and intangible personal property owned by them (collectively, the "Personal Property"). The Personal Property and the leased personal property referred to in Section 3.14(c) below constitute the only personal property used in the conduct of the business of the Company and the Subsidiaries.

     (c) LEASES. A list and brief description of all leases of real and personal property to which the Company or any Subsidiary is a party, either as lessor or lessee, are set forth in Schedule 3.14(c). Except as set forth in Section 3.14(c) of the Disclosure Schedule, all such leases are valid and enforceable in all material respects in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     (d) RIGHT TO USE ASSETS. Except for those assets acquired since January 29, 1995, which, other than inventory acquired in the ordinary course of business, store fixtures costing approximately $45,000, Tarzana store roof repairs costing approximately $20,000, and other assets that have a purchase price of $10,000 or less, individually, not to exceed $50,000 in the aggregate, are listed in Schedule 3.14(d), all tangible and intangible assets used in the conduct of the business of the Company and the Subsidiaries are reflected in the Financial Statements in a manner that is in conformity with GAAP (except to the extent GAAP does not require any such assets to be so reflected in the Financial Statements). Either the Company or a Subsidiary owns, leases or otherwise possesses a right to use all assets used in the conduct of the business of the Company or such Subsidiary, except where the failure to have such right would not have a Material Adverse Effect.

     SECTION 3.15.  COMMITMENTS.

     (a) COMMITMENTS; DEFAULTS. Except as set forth in Section 3.15 of the Disclosure Schedule, neither the Company nor any Subsidiary has entered into, nor is the Stock, the assets or the business of the Company or any Subsidiary bound by, whether or not in writing, any

         (i)  partnership or joint venture agreement;

         (ii)  deed of trust, mortgage or other security agreement;

         (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

         (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer;

         (v)  labor or collective bargaining agreement;

         (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

         (vii) deed or other document evidencing an interest in or contract to purchase or sell real property;

         (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys outside the ordinary course of business;

         (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee;

         (x) agreement between the Company or any Subsidiary and any affiliate of the Company;

         (xi) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an affiliate of the Company;

         (xii) any agreement for the acquisition of services, supplies, equipment, fixtures or other personal property and involving more than $50,000 in the aggregate or purchase orders for inventory exceeding approximately $2,425,000 in the aggregate;

         (xiii)  powers of attorney;

         (xiv)  contracts containing noncompetition covenants;

         (xv) any other contract or arrangement that involves either an unperformed commitment in excess of $25,000 or that is not terminable on less than 30 days notice;

         (xvi) agreement relating to any material matter or transaction in which an interest is held by any person or entity referred to in Section 3.31;

         (xvii) agreement providing for the purchase from a supplier of all or substantially all of the requirements of the Company or any Subsidiary of a particular product or service; or

         (xviii) any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of the Company or any Subsidiary.

All of the foregoing are hereinafter collectively referred to as the "Commitments." True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Michaels. Except as set forth in Section 3.15(a) of the Disclosure Schedule, there are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company or any Subsidiary, and no penalties have been incurred nor are amendments pending, with respect to the Commitments which are leases of real property. No material defenses, off-sets or counterclaims with respect to the Commitments have been asserted or, to the best knowledge of the Company and the Shareholder, may be made by any party thereto, nor has the Company or any Subsidiary waived any rights thereunder, except as described in Section
3.15 of the Disclosure Schedule. Neither the Company nor any Subsidiary has received written notice of any default with respect to any material Commitment.

    (b) NO CANCELLATION OR TERMINATION OF COMMITMENT. Except as contemplated hereby, neither the Company nor any Subsidiary nor the Shareholder has received written notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and neither the Company nor any Subsidiary nor the Shareholder knows of any fact that would justify the exercise of such a right. Neither the Company nor any Subsidiary nor the Shareholder currently contemplates, or has reason to believe any other person or entity currently contemplates, any amendment or change to any Commitment. Except as listed in Schedule 3.15, none of the suppliers of the Company or any Subsidiary has refused, or communicated that it will or may refuse, to supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to sell to, the Company or any Subsidiary.

    SECTION 3.16. ADVERSE AGREEMENTS. Except as set forth in Section 3.16 of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that has, or so far as the Company or the Shareholder can now foresee, may in the future, assuming the Company was continued to be owned by the Shareholder, have a Material Adverse Effect.

    SECTION 3.17. INSURANCE. The Company and the Subsidiaries carry property, liability, workers' compensation and such other types of insurance as is customary in the industry of the insured. A list and brief description of all insurance policies of the Company and the Subsidiaries are set forth in Section 3.17 of the Disclosure Schedule. All of such policies are valid and enforceable policies, insure the operations of Aaron Brothers and Art Marts, as appropriate, and to the best knowledge of the Company, are issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the industry of the insured. Such insurance has been since April 6, 1988 and shall be outstanding and duly in force without interruption up to and including the Closing Date. True, complete and correct copies of all such policies and/or binders have been provided or made available to Michaels on or prior to the date hereof.

    SECTION 3.18.  PATENTS, TRADEMARKS, SERVICE MARKS AND COPYRIGHTS.

    (a) OWNERSHIP. The Company and each Subsidiary own all patents, trademarks, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without any conflict with the rights of others except any such conflict which would not, individually or in the aggregate, have a Material Adverse Effect. Set forth in Section 3.18 of the Disclosure Schedule is a true and correct description of the following (the "Proprietary Rights"):

         (i) all trademarks, tradenames, service marks and other trade designations, including common law rights which are known to the Company, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by the Company or any Subsidiary with respect to the business of the Company and the Subsidiaries, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company or any Subsidiary is a party (including expiration date if applicable); and

         (ii) all agreements relating to technology, know-how or processes that the Company or any Subsidiary is licensed or authorized to use by others, or which it licenses or authorizes others to use.

    (b) CONFLICTING RIGHTS OF THIRD PARTIES. The Company (or the appropriate Subsidiary) has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties in any material respect. Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and neither the Company nor the Shareholder knows of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

    (c) CLAIMS OF OTHER PERSONS. The Company and the Shareholder have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company or any Subsidiary infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or, to the best knowledge of the Company, are threatened that challenge the rights of the Company or any Subsidiary with respect thereto which, if asserted, could have a Material Adverse Effect. The Company has not given and is not bound by any agreement of indemnification for any Proprietary Right as to any property manufactured, used or sold by it.

    SECTION 3.19. TRADE SECRETS AND CUSTOMER LISTS. Either the Company or the appropriate Subsidiary has the right to use, free and clear of any claims or rights of others except claims or rights specifically set forth in Section
3.19 of the Disclosure Schedule or other claims which would not have a Material Adverse Effect, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly (since April 6, 1988) or presently sold or marketed by the Company or such Subsidiary. Neither the Company nor any Subsidiary is using or in any way making use of any confidential information or trade secrets of any third party, including without limitation any past or present employee of the Company or any Subsidiary, except with the consent of such third party.

    SECTION 3.20.  TAXES.

    (a) FILING OF TAX RETURNS. The Company and each Subsidiary has duly and timely filed (or has available extensions of time to file) with the appropriate governmental agencies all income, excise, corporate, franchise, property, sales, use, payroll, withholding, ad valorem, transfer, employment, stamp, occupation, windfall profits and other tax returns (including information returns) and reports required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction ("Tax Returns"). All such Tax Returns, which are not closed by virtue of the applicable statute of limitations, are complete and accurate and properly reflect the Taxes of the Company and each Subsidiary for the periods covered thereby.

    (b) PAYMENT OF TAXES. Except as set forth in Section 3.20 of the Disclosure Schedule, the Company and each Subsidiary have paid or accrued all Taxes that have become due with respect to any returns that it has filed and any assessments of which it is aware. Neither the Company nor any Subsidiary is delinquent in the payment of any Tax, assessment or governmental charge.

    (c) NO PENDING DEFICIENCIES, DELINQUENCIES, ASSESSMENTS OR AUDITS. Except as set forth in Section 3.20 of the Disclosure Schedule, no Tax deficiency or delinquency has been asserted against the Company or any Subsidiary. There is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the Taxes of the Company or any Subsidiary that is presently due. There is no taxing authority audit of the Company or any Subsidiary pending or, to the best knowledge of the Company, each Subsidiary and the Shareholders, threatened, and the results of any completed audits are properly reflected in the Financial Statements. Neither the Company nor any Subsidiary has violated any federal, state, local or foreign Tax law except where such violation would not have a Material Adverse Effect.

    (d) NO EXTENSION OF LIMITATION OR ASSESSMENT PERIOD. Neither the Company nor any Subsidiary has granted an extension to any taxing authority of the limitation period during which any Tax liability may be assessed or collected or agreed to any extension of the time with respect to a Tax assessment or deficiency.

    (e) ALL WITHHOLDING REQUIREMENTS SATISFIED. All monies required to be withheld by the Company and each Subsidiary and paid to governmental agencies for all Taxes (including any amounts required to be withheld pursuant to Sections 1441-1446 of the Code) have been (i) collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose or (ii) properly reflected in the Financial Statements.

    (f) TAX LIENS. There are no liens for Taxes upon any assets of the Company or any Subsidiary.

    (g)  TAX LIABILITY IN FINANCIAL STATEMENTS.  Except as set forth in
Section 3.20 of the Disclosure Schedule, the liabilities (including deferred Taxes) shown in the Financial Statements for Taxes are and will be adequate accruals and have been and will be accrued in a manner consistent with the practices utilized for accruing Tax liabilities in the Company's and the Subsidiaries' most recently completed Tax year and take into account net operating losses, investment credits and other carryovers for periods ended prior to the Closing Date.

    (h) FOREIGN PERSON. Neither the Company nor any Subsidiary is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

    (i) SAFE HARBOR LEASE. None of the assets of the Company or any Subsidiary constitute property that Michaels, or any affiliate of Michaels, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

    (j) TAX EXEMPT ENTITY. None of the assets of the Company or any Subsidiary are or will be subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

    (k) COLLAPSIBLE COMPANY. Neither the Company nor any Subsidiary have, since April 6, 1988, consented, and the Shareholders will not permit the Company or any Subsidiary to elect, to have the provisions of Section 341(f)(2) of the Code apply to it.

    (l) UNITED STATES REAL PROPERTY INTEREST. Neither the Stock nor any other interest in the Company is a "United States real property interest" within the meaning of Section 897(c) of the Code.

    (m) REQUEST FOR RULINGS. There are no outstanding requests for rulings with any taxing or revenue authority that would affect the operations of the Company and its Subsidiaries.

    (n) CLOSING AGREEMENTS. Neither the Company nor any Subsidiary has executed, become subject to or entered into any closing agreement pursuant to
Section 7121 of the Code or any similar or predecessor provision thereof under the Code of other law.

    (o) CHANGE IN ACCOUNTING METHOD. Except as set forth in Section 3.20 of the Disclosure Schedule, neither the Company, nor any Subsidiary has received approval to make, or agreed to or otherwise adopted, a change in accounting method which could materially affect any whole or partial taxable period of the Company or any Subsidiary ending after the Closing Date. Except as set forth in Section 3.20 of the Disclosure Schedule, neither the Company nor any Subsidiary is required to include in income any adjustment under Section 481(a) of the Code or any similar provision of state or local law and neither the Company nor any Subsidiary has an application pending with any taxing authority requesting permission for a change in accounting method.

    (p) OTHER TAX MATTERS. Neither the Company nor any Subsidiary owns any interest in any entity that is characterized as a partnership under the Code. Neither the Company nor any Subsidiary has made any payments, is obligated to make any payments or is a party to any agreement that does or could obligate them or any assignee of such an agreement to make any payments that are or would not be deductible under Section 280G of the Code. Neither the Company nor any Subsidiary has sustained an "overall foreign loss" within the meaning of Section 904(f) of the Code. The Company and each of its Subsidiaries have not participated in or cooperated with any "international boycott" within the meaning of Section 999 of the Code.

    SECTION 3.21. COMPLIANCE WITH LAWS. Except as set forth in Section 3.21 of the Disclosure Schedule, the Company and each of the Subsidiaries has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports, except where the failure to so comply or file would not have a Material Adverse Effect. To the best knowledge of the Company and, except as set forth in
Section 3.21 of the Disclosure Schedule, there are no existing violations by the Company, any Subsidiaries or the Shareholder of any federal, state or local law or regulation that could affect the property or business of the Company and the Subsidiaries. The Company and each of the Subsidiaries possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted, all of which are listed in Section 3.21 of the Disclosure Schedule, except where the failure to possess any such licenses, franchises, permits or government authorizations would not have a Material Adverse Effect.

    SECTION 3.22. FINDER'S FEE. Neither the Company nor any Subsidiary nor the Shareholder has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

    SECTION 3.23. LITIGATION. Except as described in Section 3.23 of the Disclosure Schedule, there are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of the Company or the Shareholder threatened, or filed but not served, against or affecting, or that could affect, the Company, any Subsidiary, any of the Stock, or the business of the Company or any Subsidiary. Except as set forth in Section
3.23 of the Disclosure Schedule, neither the Company nor any Subsidiary nor the Shareholder are (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Company or any Subsidiary or to their respective business, assets, operations or employees or (ii) in default with respect to any such order, writ, injunction or decree. Neither the Company, any Subsidiary nor the Shareholder know of any basis for any such action, proceeding or investigation which, if instituted, could have a Material Adverse Effect.

    SECTION 3.24. ACCURACY OF INFORMATION FURNISHED. All information furnished and made available to Michaels by the Company, any Subsidiary or any Shareholder hereby or in connection with the transactions contemplated hereby is true, correct and complete in all material respects. Such information, to the best knowledge of the Company and the Shareholder, states in all material respects all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made and taken together with all information furnished or made available to Michaels, true, correct and complete.

    SECTION 3.25. CONDITION OF FIXED ASSETS. All of the furniture, fixtures, structures and equipment (the "Fixed Assets"), when taken as a whole, which is owned by the Company and the Subsidiaries and is reflected in the Financial Statements and is used by the Company or a Subsidiary in its business are, in the aggregate and considering their age, in good condition and repair for their intended use in the ordinary course of business, reasonable wear and tear and ordinary course breakdowns excepted, and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known material latent defects therein.

    SECTION 3.26. INVENTORY. Except as set forth in Section 3.26 of the Disclosure Schedule, all of the inventory owned by the Company and the Subsidiaries is in good, current, standard and merchantable condition and is not obsolete or defective. Inventories are valued on the books and records of the Company at the lower of cost (on a FIFO basis with a LIFO adjustment) or market. Purchase commitments for merchandise are not in excess of normal requirements based on the Company's and the Subsidiaries' historical business needs and present market conditions and, taken as a whole, are not at prices in excess of market prices.

    SECTION 3.27. BOOKS OF ACCOUNT. Except as set forth in Section 3.27 of the Disclosure Schedule, since April 6, 1988, the books of account of the Company and the Subsidiaries have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of the Company and the Subsidiaries have been properly recorded in such books.

    SECTION 3.28. CORPORATE NAME. There are no actions, suits or proceedings pending, or to the best knowledge of the Company or the Shareholder threatened, against or affecting the Company or any Subsidiary that could result, in any material respect, in any impairment of the right of the Company or any such Subsidiary to use the names "Aaron Brothers Holdings, Inc.," "Aaron Brothers Art Marts, Inc.", "Aaron Brothers, Inc." and "Aaron Brothers." The use of the names "Aaron Brothers Holdings, Inc.," "Aaron Brothers Art Marts, Inc.", "Aaron

Brothers, Inc." and "Aaron Brothers" does not infringe the rights of any third party nor, to the knowledge of the Company, are they confusingly similar with the corporate name of any third party. After the Closing Date, no person or business entity other than the Company and the Subsidiaries will, to the knowledge of the Company, be authorized, directly or indirectly, to use the names "Aaron Brothers Holdings, Inc.," "Aaron Brothers Art Marts, Inc.", "Aaron Brothers, Inc." and "Aaron Brothers" or any name confusingly similar thereto.

    SECTION 3.29. DISTRIBUTIONS AND REPURCHASES. No distribution, payment or dividend of any kind has been declared or paid by the Company or any Subsidiary on any of its capital stock at any time since April 6, 1988. No repurchase of any of the capital stock of the Company or any Subsidiary has been approved or effected by the Company or any Subsidiary at any time since April 6, 1988.

    SECTION 3.30. BANKING RELATIONS. Set forth in Section 3.30 of the Disclosure Schedule is a complete and accurate list of all arrangements that the Company and the Subsidiaries have with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

    SECTION 3.31. OWNERSHIP INTERESTS OF INTERESTED PERSONS. Except as set forth in Section 3.31 of the Disclosure Schedule, no officer, supervisory employee, director or shareholder of the Company or any Subsidiary, or their respective spouses or children, to the best of the Company's knowledge, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any supplier of the Company or any Subsidiary, or any organization that has a material contract or arrangement with the Company or any Subsidiary.

    SECTION 3.32. INVESTMENTS IN COMPETITORS. No Shareholder owns directly or indirectly any interests or has any investment in any corporation, business or other person that is a competitor of the Company or any Subsidiary.

    SECTION 3.33.  ENVIRONMENTAL MATTERS.

    (a) ENVIRONMENTAL LAWS. Except as set forth in Section 3.33 of the Disclosure Schedule, neither the Company nor any Subsidiary nor any of their respective assets is currently in violation of, or subject to any existing, pending or, to the knowledge of the Company, threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any laws or regulations pertaining to health or the environment (hereinafter sometimes collectively called "Environmental Laws"), which could have a Material Adverse Effect, including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 ET SEQ.), as amended from time to time ("CERCLA") (including without limitation as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated under CERCLA, (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 ET SEQ.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) statutes, rules or regulations, whether federal, state or local, relating to asbestos or polychlorinated biphenyls, and (iv) the provisions contained in any similar state statutes or regulations relating to environmental matters applicable to the Company or any Subsidiary, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets and operations of the Company and the Subsidiaries.

    (b) USE OF ASSETS. Except as set forth in Section 3.33 of the Disclosure Schedule, the assets of the Company and the Subsidiaries have not, since April 6, 1988, been used in a manner that would be in violation of any of the Environmental Laws, including without limitation CERCLA, RCRA, and any similar state statutes or regulations relating to environmental matters applicable to the Company or any Subsidiary, which violation could have a Material Adverse Effect.

    (c) PERMITS. Neither the Company nor any Subsidiary has obtained or is required to obtain, and neither the Company nor any Subsidiary has any knowledge of any reason Michaels will be required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the Company or any Subsidiary by reason of any Environmental Laws, which, if not obtained, could have a Material Adverse Effect.

    (d) SUPERFUND LIST. None of the assets owned or, to the best of the Company's knowledge, leased by the Company or any Subsidiary are on any federal or state "Superfund" list or subject to any environmentally related liens which, if so listed, could have a Material Adverse Effect.

    SECTION 3.34. CERTAIN PAYMENTS. To the best knowledge of the Company and the Shareholder, neither the Company nor the Shareholder nor any director, officer or employee of the Company or any Subsidiary has paid or caused to be paid, directly or indirectly, since April 6, 1988, in connection with the business of the Company or any Subsidiary:

    (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or

    (b) any illegal contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

    SECTION 3.35. HSR ACT. The "ultimate parent entity" of the Company has filed a Premerger Notification and Report Form required under the HSR Act with respect to the transactions contemplated by this Agreement and has not received any requests for additional information. The applicable waiting period under the HSR Act has expired.

    SECTION 3.36. NO KNOWLEDGE OF DEFAULT. To the best knowledge of the Company, any of the Subsidiaries and the Shareholder, neither the Company, the Subsidiaries, nor the Shareholder is aware of any facts or circumstances that would serve as the basis for a claim by the Company, any of the Subsidiaries or the Shareholder against Michaels of a material breach of any of the representations and warranties of Michaels contained in this Agreement. The Company, the Subsidiaries and the Shareholder shall be deemed to have waived in full any breach of any of Michaels' representations and warranties of which the Company, any of the Subsidiaries or the Shareholder has such awareness to its best knowledge at the Closing.

                                ARTICLE IV.

             REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

    The Shareholder represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

    SECTION 4.01. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under the agreement of limited partnership of Shareholder or any agreement, indenture or other instrument under which Shareholder is bound, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Stock, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Shareholder or the Stock.

                                ARTICLE V.

                REPRESENTATIONS AND WARRANTIES OF MICHAELS

    Michaels represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

    SECTION 5.01. ORGANIZATION AND GOOD STANDING. Michaels is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

    SECTION 5.02. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Michaels of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Michaels. This Agreement and each other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by Michaels and constitute or will constitute legal, valid and binding obligations of Michaels, enforceable against Michaels in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies (whether enforcement is sought by an action or proceeding in equity or by law).

    SECTION 5.03. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Michaels or any agreement, indenture or other instrument under which Michaels is bound or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Michaels or the properties or assets of Michaels.

    SECTION 5.04. FINDER'S FEE. Michaels has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

    SECTION 5.05. [INTENTIONALLY OMITTED].

    SECTION 5.06. CORPORATE APPROVALS. The Board of Directors of Michaels has approved and authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate or shareholder action is required by Michaels with respect thereto.

    SECTION 5.07. HSR ACT. Michaels has filed a Premerger Notification and Report Form required under the HSR Act with respect to the transactions contemplated by this Agreement and has not received any requests for additional information. The applicable waiting period under the HSR Act has expired.

    SECTION 5.08. CONSENT. No consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Michaels, where the failure to obtain any such consent, authorization, approval, permit or license, or to make any such filing, could have a material adverse effect on Michaels' ability to consummate the transactions contemplated in, and perform its obligations under, this Agreement.

    SECTION 5.09. NO KNOWLEDGE OF DEFAULT.  To the best knowledge of
Michaels and except as brought to the attention of the Company, its Subsidiaries or the Shareholder and reflected in Schedule 5.09 of the Disclosure Schedule, Michaels is not aware of any facts or circumstances that would serve as the basis for a claim by Michaels against the Shareholder of a material breach of any of the representations and warranties of the Company or the Shareholder contained in this Agreement. Michaels shall be deemed to have waived in full any breach of any of the

Company's or the Shareholder's representations and warranties of which Michaels has such awareness to its best knowledge at the Closing unless Michaels has brought such issues to the attention of the Company, its Subsidiaries or the Shareholder prior to Closing which issues are set forth in Schedule 5.09 of the Disclosure Schedule.

                                ARTICLE VI.

               THE COMPANY'S AND THE SHAREHOLDER'S COVENANTS

     The Company and the Shareholder jointly and severally agree that between the date hereof and the Closing:

    SECTION 6.01. CONSUMMATION OF AGREEMENT.  The Company and the
Shareholder shall use their reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

    SECTION 6.02. BUSINESS OPERATIONS. The Company and the Subsidiaries shall operate their businesses in the ordinary course.

    SECTION 6.03. ACCESS. The Company and the Shareholder shall permit Michaels and its authorized representatives full access to, and make available for inspection, all of the assets and business of the Company and the Subsidiaries, including their respective employees and suppliers, and permit Michaels and its authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of the Company and the Subsidiaries as Michaels and its representatives may request, all for the sole purpose of permitting Michaels to become familiar with the business and assets and liabilities of the Company and the Subsidiaries, the foregoing to be upon reasonable prior notice and subject to the terms of the Confidentiality Agreement.

    SECTION 6.04. MATERIAL CHANGE. The Company and the Shareholder shall promptly inform Michaels in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time, or both, would become a default, received by the Company, or any Subsidiary, subsequent to the date of this Agreement and prior to the Closing Date, under any Commitment material to the Company's or any Subsidiary's financial condition, properties, business or results of operations and to which the Company or any Subsidiary is subject; and (b) any Material Adverse Change that, if known to the Company or any Subsidiary prior to the date of the Disclosure Schedule, would have been required to have been disclosed in the Disclosure Schedule. Notwithstanding the disclosure to Michaels of any such material adverse change, the Company and the Shareholder shall not be relieved of any indemnification obligations for, nor shall the providing of such information by the Company to Michaels be deemed a waiver by Michaels of, the breach of any representation or warranty of the Company and the Shareholder contained in this Agreement.

    SECTION 6.05. [INTENTIONALLY OMITTED].

    SECTION 6.06. EMPLOYEE MATTERS. Neither the Company nor any Subsidiary shall, without the prior written approval of Michaels, except as disclosed in the Disclosure Schedule or as required by law:

    (a) increase the Cash Compensation of any director, officer, consultant or employee of the Company or any Subsidiary;

    (b)  adopt, amend or terminate any Compensation Plan;

    (c)  adopt, amend or terminate any Employment Agreement;

    (d)  adopt, amend or terminate any Employee Policies and Procedures;

    (e)  institute, settle or dismiss any employment litigation;

    (f) enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

    (g) take any action with respect to any past or present employee of the Company or any Subsidiary that could, in the judgment of the Company before the Closing, have a Material Adverse Effect.

    SECTION 6.07. EMPLOYEE BENEFIT PLANS AND TAXES. Neither the Company nor any Subsidiary shall, without the prior written approval of Michaels, except as required by law:

    (a)  adopt, amend or terminate any Employee Benefit Plan;

    (b) take any action that would deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

    (c) fail to pay any premium or contribution due or with respect to any Employee Benefit Plan, after taking into account any grace periods;

    (d) fail to file any return or report with respect to any Employee Benefit Plan after taking into account extensions to do the same;

    (e) take any action that could materially and adversely affect any Employee Benefit Plan; or

    (f) make any new elections, or any changes in current elections, with respect to Taxes.

    SECTION 6.08. CONTRACTS. Except with Michaels' prior written consent, neither the Company nor any Subsidiary shall waive any right or cancel any contract, debt or claim nor assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business and except with respect to the Bank Debt.

    SECTION 6.09. CHANGES IN INVENTORY. Neither the Company nor any Subsidiary shall alter the physical contents or character of its inventory or the mixture of products in its inventory so as to affect the nature of its business in any material respect.

    SECTION 6.10. CAPITAL ASSETS; PAYMENTS OF LIABILITIES. Neither the Company nor any Subsidiary shall, without the prior written approval of Michaels (i) acquire or dispose of any capital asset having an initial cost of $25,000 or more or (ii) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (a) liabilities and obligations reflected in the Financial Statements or in the Year-End Statements or (b) current liabilities and obligations incurred in the ordinary course of business since January 29, 1995 (and, in either case (a) or (b) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred) or (c) any one or more of the litigations referred to in Section 3.23 of the Disclosure Schedule in amounts in excess of reserves set forth in the Year-End Statements plus any other amounts that may be set forth in Section
3.23 of the Disclosure Schedule.

    SECTION 6.11. MORTGAGES, LIENS AND GUARANTIES. Neither the Company nor any Subsidiary shall, without the prior written approval of Michaels, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any corporation, business or other person.

    SECTION 6.12. NO NEGOTIATION WITH OTHERS. Neither the Company nor any Shareholder shall initiate, solicit or participate in negotiations with (and the Company and the Shareholder shall use their best efforts to prevent any affiliate, shareholder, director, officer, employee or other representative or agent of the Company from initiating, negotiating with, soliciting or participating in negotiations with) directly or indirectly any third party or providing any confidential information or data to any third party with respect to the sale of the business of the Company or any Subsidiary or any transaction inconsistent with those contemplated hereby.

    SECTION 6.13. DISTRIBUTIONS AND REPURCHASES. No distribution, payment or dividend of any kind will be declared or paid by the Company or any Subsidiary, nor will any repurchase of any of the Stock be approved or effected.

                                ARTICLE VII.

                            MICHAELS' COVENANTS

    Michaels agrees that between the date hereof and the Closing:

    SECTION 7.01. CONSUMMATION OF AGREEMENT. Michaels shall use its reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

                                ARTICLE VIII.

                      MICHAELS' CONDITIONS PRECEDENT

    Except as may be waived in writing by Michaels, the obligations of Michaels hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

    SECTION 8.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Shareholder contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date; and Michaels shall have received a certificate of the Company's Chairman, President, any of its Vice Presidents or its Secretary, and of the Shareholder, dated as of the Closing Date, to the foregoing effect.

    SECTION 8.02. COVENANTS AND CONDITIONS. The Company and the Shareholder shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by the Company and the Shareholder prior to the Closing Date; and Michaels shall have received a certificate of the Company's Chairman, President, any of its Vice Presidents or its Secretary, and of the Shareholder, dated as of the Closing Date, to the foregoing effect.

    SECTION 8.03. LEGAL OPINION. Counsel to the Company and the Shareholder shall have delivered to Michaels its opinion, dated as of the Closing Date, in the form of Schedule 8.03.

    SECTION 8.04. PROCEEDINGS. No action, proceeding or order by or in any court or governmental body or agency shall have been instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

    SECTION 8.05. RESIGNATIONS OF DIRECTORS AND OFFICERS. Michaels shall have received the resignations of the directors and officers of the Company and all Subsidiaries as set forth in Schedule 8.05, or a certification of the Secretary of the Company and the Secretary of each of the Subsidiaries that each such officer and director has been removed from each such office.

    SECTION 8.06. CODE SECTION 1445(b)(3) AFFIDAVIT. Michaels shall have received an affidavit in the form of Schedule 8.06 of the Company signed under penalty of perjury by the president of the Company and dated not more than 20 days prior to the Closing Date. The notice required by Treasury Regulation Section 1.897-2 has been properly delivered by the Company to the service and a copy of the notice evidencing delivery shall be received by Michaels as of the Closing Date.

    SECTION 8.07. RELEASE OF CLAIMS. Michaels shall have received duly executed documents in the form of Schedule 8.07, pursuant to which the Shareholder and each officer and director releases, relinquishes and waives any and all claims, demands, causes of action, suits, judgments or controversies of any kind whatsoever, whether known or unknown, that such Shareholder may have against the Company and/or the Subsidiaries as of the Closing Date, for any reason whatsoever, including without limitation claims by such Shareholder against the Company and/or the Subsidiaries with respect to dividends, violation of preemptive rights, or payment of salaries or other compensation; provided, however, such releases shall not apply to payment of salaries for officers, claims under existing contracts and shall not apply to indemnification obligations in favor of such officers and directors.

    SECTION 8.08. CLOSING DELIVERIES. Michaels shall have received all documents referred to in Section 10.01.

    SECTION 8.09. REVOLVING PORTION OF BANK DEBT. The revolving portion of the Bank Debt shall not be less than $4,500,000.

                                ARTICLE IX.

         THE COMPANY'S AND THE SHAREHOLDER'S CONDITIONS PRECEDENT

    Except as may be waived in writing by the Company and the Shareholder, the obligations of the Company and the Shareholder hereunder is subject to fulfillment at or prior to the Closing Date of each of the following conditions:

    SECTION 9.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Michaels contained herein shall be true and correct in all respects as of the Closing Date; and Michaels shall have delivered to the Company and the Shareholder a certificate of Michaels' President or any of its Vice Presidents, dated as of the Closing Date, to the foregoing effect.

    SECTION 9.02. COVENANTS AND CONDITIONS. Michaels shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; and Michaels shall have delivered to the Company and the Shareholder a certificate of Michaels' President or any of its Vice Presidents, dated as of the Closing Date, to the foregoing effect.

    SECTION 9.03. PROCEEDINGS. No action, proceeding or order by or in any court or governmental body or agency shall have been instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

    SECTION 9.04. CLOSING DELIVERIES. The Company or the Shareholder, as the case may be, shall have received all documents referred to in Section 10.02.

    SECTION 9.05. OPINION. Counsel to Michaels shall have delivered to the Company and the Shareholder its opinion, dated as of the Closing Date, in the form of Schedule 9.05.

                                ARTICLE X.

                            CLOSING DELIVERIES

    SECTION 10.01. DELIVERIES OF THE COMPANY AND THE SHAREHOLDER. At the Closing, the Company and the Shareholder shall deliver to Michaels the following, all of which shall be in the forms set forth in Schedules to this Agreement or in forms reasonably acceptable to counsel for Michaels:

    (a) certificates representing all of the Stock, duly endorsed and in proper form for transfer to Michaels by delivery under applicable law, or accompanied by duly executed instruments of transfer in blank;

    (b) a copy of resolutions of the Board of Directors of the Company and any corporate Shareholder authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by the Secretary of that corporation as being true and correct copies of the originals thereof subject to no modifications or amendments;

    (c) a certificate of the Chairman, the President, any Vice President or the Secretary of the Company, and of the Shareholder, dated the Closing Date, as to the truth and correctness of the representations and warranties of the Company and the Shareholder, respectively, contained herein on and as of the Closing Date, except for changes permitted or contemplated hereby;

    (d) a certificate of the Chairman, the President, any Vice President or the Secretary of the Company, and of the Shareholder, dated the Closing Date,
(i) as to the performance of and compliance by the Company and the Shareholder, respectively, with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of the Company and the Shareholder, respectively, to the Closing have been satisfied or waived;

    (e) a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of the Company and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Company;

    (f) a certificate, dated within 30 days of the Closing Date, of the Secretary of State of Delaware establishing that the Company is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in its state of incorporation;

    (g) certificates, dated within 30 days of the Closing Date, of the Secretaries of State of the states in which the Company is qualified to do business, to the effect that the Company is qualified to do business and is in good standing as a foreign corporation in each of such states;

    (h) a certificate, dated within 30 days of the Closing Date, of the Secretary of State of Delaware establishing that Art Marts, Inc. is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in its state of incorporation;

    (i) certificates, dated within 30 days of the Closing Date, of the Secretaries of State of the states in which Art Marts, Inc. is qualified to do business, to the effect that the Company is qualified to do business and is in good standing as a foreign corporation in each of such states;

    (j) a certificate, dated within 30 days of the Closing Date, of the Secretary of State of Delaware establishing that Aaron Brothers is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in its state of incorporation;

    (k) certificates, dated within 30 days of the Closing Date, of the Secretaries of State of the states in which Aaron Brothers is qualified to do business, to the effect that the Company is qualified to do business and is in good standing as a foreign corporation in each of such states;

    (l) an opinion of Siller, Wilk & Mencher, LLP, counsel to the Company and the Shareholder, dated as of the Closing Date, in the form attached as
Schedule 8.03.

    (m) an executed Noncompetition and Confidentiality Agreement between each of (i) the Shareholder, (ii) George P. Orban, (iii) Anthony J. Cincotta,
(iv) Betty Smith, (v) Norman Hullinger, (vi) William McLeod and Michaels in substantially the form attached as Schedule 10.01(m);

    (n) the resignations or removal of the directors and officers of the Company and the Subsidiaries as required by this Agreement;

    (o)  the affidavit referred to in Section 8.06;

    (p) executed documents in the form of Schedule 8.07 attached hereto, provided that each such person receives a reciprocal release from the Company and such Subsidiary in favor of the Shareholder and each such officer and director;

    (q)  executed Escrow Agreement from the Stockholder in the form of
Schedule 2.03; and

    (r) an executed side letter agreement concerning certain indemnification matters to be entered into by and between Michaels and Shareholder in the form of Schedule 10.01(r).

    SECTION 10.02. DELIVERIES OF MICHAELS. At the Closing, Michaels shall deliver the following to the Company or the appropriate party:

    (a) the Cash Consideration (less the cash, if any, placed in escrow) as set forth on the Closing Statement in immediately available funds;

    (b) a copy of the resolutions of the Board of Directors of Michaels authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by Michaels' Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

    (c) a certificate of the President or any Vice President of Michaels, dated the Closing Date, as to the truth and correctness of the representations and warranties of Michaels contained herein on and as of the Closing Date;

    (d) a certificate of the President or any Vice President of Michaels, dated the Closing Date, (i) as to the performance of and compliance by Michaels with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Michaels to the Closing have been satisfied;

    (e) a certificate of the Secretary of Michaels certifying as to the incumbency and signatures of the officers of Michaels who have executed documents delivered at the Closing on behalf of Michaels;

    (f) a certificate, dated within 30 days of the Closing Date, of the Secretary of State of Michaels' state of incorporation, establishing that Michaels is in existence, has paid all state taxes and otherwise is in good standing to transact business in such state;

    (g) an opinion of Jackson & Walker, L.L.P., counsel to Michaels, dated as of the Closing Date, substantially in the form of Schedule 9.05; and

    (h)  an executed Escrow Agreement from Michaels.

                                ARTICLE XI.

                           POST-CLOSING MATTERS

    SECTION 11.01. FURTHER INSTRUMENTS OF TRANSFER. Following the Closing, at the request of the other, each of Michaels and the Shareholder shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to (i) vest in Michaels good title to the Stock and (ii) carry out more effectively the provisions of this

Agreement and to establish and protect the rights created in favor of the parties hereunder or thereunder.

    SECTION 11.02. [INTENTIONALLY OMITTED].

    SECTION 11.03. [INTENTIONALLY OMITTED].

    SECTION 11.04. BANKRUPTCY PROCEEDINGS. For a period lasting thirteen months after the Closing Date, Michaels shall not cause or permit the filing of a voluntary petition under the United States Bankruptcy Code (the "Bankruptcy Code") on behalf of the Company or a Subsidiary, and in the event an involuntary petition under the Bankruptcy Code is filed against the Company or a Subsidiary, Michaels shall cause that entity to oppose entry of an order for relief and timely file a motion to dismiss the involuntary petition.

    SECTION 11.05. DAVIS CASES. The Company and its Subsidiaries will transfer all of their respective right, title and interest in and to the Davis Cases to Shareholder or Shareholder's designee. The Company will pay all legal fees and expenses incurred through the Closing Date except those legal fees of Siller, Wilk & Mencher, LLP and will pay all costs, expenses, damages, or amounts paid in settlement in an amount not to exceed $50,000 in connection with the resolution or disposition of the Davis Cases (including without limitation reasonable fees and expenses of Robinson, St. John & Wayne, New Jersey counsel and actual, reasonable expenses of Siller, Wilk & Mencher, LLP, but excluding any fees of Siller, Wilk & Mencher, LLP). To the extent the Shareholder or Shareholder's designee is awarded or recovers any damages, fees or costs in connection with the disposition or resolution of the Davis Cases, such amount shall first be provided to the Company or its Subsidiaries to reimburse them for any costs, expenses or damages incurred and paid after the Closing Date pursuant to this Section 11.05. Shareholder or Shareholder's designee will agree to assume all liability in excess of $50,000 incurred in connection with the disposition of the Davis Cases.

                                ARTICLE XII.

                                 REMEDIES

    SECTION 12.01. INDEMNIFICATION.

    (a) INDEMNIFICATION FROM ESCROW DEPOSIT. Subject to the terms and conditions of this Article, and limited in all cases to the Escrow Deposit, the Shareholder agrees to indemnify, defend and hold Michaels and its directors, officers, employees, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses in each case, to the extent not insured (collectively, "Damages"), asserted against or incurred by such indemnitees by reason of or resulting from the following:

         (i) all Damages incurred by Michaels by reason of or resulting from a breach of any representation, warranty or covenant of the Company or the Shareholder which is contained (A) herein, or in any exhibit, schedule or certificate delivered hereunder, or (B) in any agreement executed in connection with the transactions contemplated hereby;

         (ii) all Damages incurred by the Company, its Subsidiaries or Michaels by reason of or resulting from any defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, which occurrences, acts or omissions the landlord asserts in writing constitute defaults by the Company or its Subsidiaries under any real property leases, which default was existing on or before the Closing Date except as a result of the transactions contemplated by this Agreement because of lease provisions relating to radius clauses, change-in-control provisions, non-assignment clauses or similar lease terms which are violated as a result of the consummation of the transactions contemplated by this Agreement or the ownership and the combined operation of the stores by Michaels or the Company and its Subsidiaries immediately after the transactions contemplated by this Agreement;

         (iii) the amount of $100,000 per each store location for the Hermosa Beach and Stockton store locations if (A) the landlord at either store location asserts that under the relevant lease (x) the landlord's consent to the indirect change in control of the tenant is required or (y) a deemed assignment of the lease has occurred, and (B) consent to such change in control or assignment is required and (C) in either case the landlord fails to grant such consent and the result is the Company or any Subsidiary no longer occupies the premises;

         (iv) all Damages incurred by the Company, its Subsidiaries or Michaels after the date hereof by reason of or resulting from the assets and facilities of the Company or its Subsidiaries presently being in violation of any Environmental Laws that are not disclosed in the Disclosure Schedules to the extent that the Damages incurred with respect to such facilities or any one store or corporate headquarters location exceeds $2,500 at such location and the remediation costs incurred are reasonable; provided, however, to the extent that (A) a lease agreement provides the Company or its Subsidiaries with indemnity from the landlord with respect to violations of Environmental Laws, the Company or its Subsidiaries will first pursue its rights under the indemnity, (B) a lease agreement provides the Company or its Subsidiaries with indemnity from the landlord with respect to violations of Environmental Laws and a contractual right of offset, the Company or its Subsidiaries will first pursue its rights under the offset, and (C) neither the Company, its Subsidiaries, Michaels nor their affiliates will report existing violations of Environmental Laws to governmental authorities unless it is obligated by law to do so;

         (v) all Damages incurred in connection with the letter agreement entered into by and between Trenwith Capital, Inc. and Aaron Brothers, Inc. dated August 29, 1994;

         (vi) all Damages incurred with respect to any claims made by North American Capital with respect to fees based upon the extension of the Bank Debt by the Lenders;

         (vii) all Damages incurred in excess of $50,000 incurred by the Company, its Subsidiaries or Michaels, after the Closing Date including, without limitation, legal fees of Siller, Wilk & Mencher, LLP and legal fees and expenses of Robinson, St. John & Wayne in connection with the Davis Cases;

         (viii) all Damages incurred by the Company, its Subsidiaries or Michaels if, after the date hereof and before April 30, 1996, any of the partners of the Shareholder other than George P. Orban, Retail Enterprises, Inc., Anthony J. Cincotta, Norman Hullinger, William F. McLeod and Betty Smith, directly or indirectly, for themselves or on behalf of any corporation, person, firm, partnership, association or other entity, engage in or participate in any business which engages in competition with the business conducted by Aaron Brothers at the date the transactions contemplated by this Agreement are consummated; provided however, that this provision shall not prohibit a partner of the Shareholder, directly or indirectly, from holding an aggregate equity interest of less than 1%, or such partner and his affiliates holding less than 5%, in any business engaged in the direct or indirect competition with the business conducted by Aaron Brothers at the date the transactions contemplated by this Agreement are consummated; and

         (ix) all Damages not covered by insurance (and net of any applicable deductible payments which shall be paid by the Company or its Subsidiaries) incurred by the Company or any of its Subsidiaries in connection with litigation brought by the following plaintiffs (none of which claims to the best knowledge of the Company are workers' compensation claims): Kimberly Myers, Maria Angelica Kulch, Goldie Yim Ting, Lizabeth Shahinian, Zerlene Ratzlaff, Rosa Bumpus, Dorothea Hawkins, Phyllis Oster, Nelson & Rexon, John Powell and La Mesa Community Redevelopment Agency.

    (b)  INDEMNIFICATION LIMITATIONS.  Notwithstanding the provisions of
Section 12.01(a), (i) Michaels shall not be entitled to such indemnification unless, and only to the extent that, the aggregate amount of all Damages incurred by the Company, Art Marts and Aaron Brothers together or Michaels shall exceed the amount which is $100,000 in the aggregate, and (ii) no claim for Damages under Section 12.01(a) shall be made after April 30, 1996. The $100,000 limitation contained in Section 12.01(b)(i) above shall not apply to Damages incurred pursuant to Section 12.01(a)(vii) above.

    SECTION 12.02. INDEMNIFICATION BY MICHAELS. Subject to the terms and conditions of this Article, Michaels hereby agrees to indemnify, defend and hold the Company and the Shareholder and its or their respective directors, officers, partners (and their officers and directors), agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any of such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of Michaels contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby.

    SECTION 12.03. CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the Company and the Shareholder and Michaels (the "indemnifying party") to the other (the "party to be indemnified") under Sections 12.01 and 12.02 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

    (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense (provided that until the dollar indemnification threshold set forth in Section 12.01(b) is exceeded, the Company under Michaels' ownership, shall pay such expenses if the indemnifying party is the Shareholder); provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

    (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

    (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified, which consent shall not be unreasonably withheld, unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified, which consent shall not be unreasonably withheld. If an indemnified party withholds such consent, the indemnifying party's obligation to the indemnified party with respect to such claim shall be further limited to the amount, in excess of the threshold amount set forth in Section 12.01(b)(i), proposed to be paid by the indemnifying party in the settlement which is the subject of such requested consent.

    (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

    SECTION 12.04. WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, schedule, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

    SECTION 12.05. EXCLUSIVITY OF REMEDIES. The remedies provided in this Article with respect to breaches of this Agreement (including claims which are in the nature of breaches of this Agreement but may be denoted by other descriptive legal terms) are exclusive of any and all other rights or remedies available to one party against the other, either at law or in equity.

    SECTION 12.06. COSTS, EXPENSES AND LEGAL FEES. Subject to the provisions of Section 14.13, whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees and expenses), except that each party hereto that is shown to have breached this Agreement or any other agreement contemplated hereby agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by any other party in successfully (i) enforcing any of the terms of this Agreement against such breaching party or (ii) proving that another party breached any of the terms of this Agreement; notwithstanding the foregoing, all costs and expenses of the Company and the

Shareholder in respect of all actions through the Closing (or related to the Closing, through March 17, 1995) shall be paid by, and be the obligation of, Aaron Brothers; provided, however, that Aaron Brothers shall not be obligated to pay legal fees of Siller, Wilk & Mencher, LLP in excess of $200,000 for services provided after January 31, 1995 (excluding, however, the fees and expenses attributable to general Aaron Brothers operating matters, such as leases, and the arbitration and legal actions concerning the Sacramento D.A. and James Nakamura provided the amounts for all such matters are not material and are consistent with billings in prior periods), such excess being the obligation of Shareholder. This limitation does not apply to reasonable, actual expenses incurred by Siller, Wilk & Mencher, LLP.

    SECTION 12.07. SPECIFIC PERFORMANCE. The Company and the Shareholder acknowledge that a refusal by the Company or the Shareholder to consummate the transactions contemplated hereby will cause irreparable harm to Michaels, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Michaels shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

    SECTION 12.08. TAX EFFECT OF INDEMNIFICATION. Notwithstanding any term or provision of this Agreement to the contrary, any indemnity payments owed by one party to another party to this Agreement shall be reduced by any tax benefits to the party claiming indemnity hereunder and increased by any tax detriments to the party claiming indemnity hereunder.

                               ARTICLE XIII.

                               TERMINATION

    SECTION 13.01. TERMINATION.  This Agreement may be terminated:

    (a) At any time prior to the Closing Date by mutual agreement of all parties;

    (b) At any time prior to the Closing Date by Michaels if any representation or warranty of the Company or the Shareholder contained in this Agreement or in any certificate or other document executed and delivered by the Company or the Shareholder pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company or the Shareholder fails to comply in any material respect with any covenant contained herein, and the cumulative effect of all thereof results in a Material Adverse Effect, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 10 days after receipt by the Company and the Shareholder of written notice thereof;

    (c) At any time prior to the Closing Date by the Company if any representation or warranty of Michaels contained in this Agreement or in any certificate or other document executed and delivered by Michaels pursuant to this Agreement is or becomes untrue or breached in any material respect or if Michaels fails to comply in any material respect with any covenant contained herein, and the cumulative effect of all thereof results in a material adverse effect on the condition (financial or otherwise), operations, assets or liabilities of Michaels, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 10 days after receipt by Michaels of written notice thereof;

    (d) On the Closing Date, but prior to the actual Closing, by Michaels if the conditions stated in Article VIII have not been satisfied by the Closing Date; or

    (e) On or after the Closing Date by the Company if the conditions stated in Article IX have not been satisfied by the Closing Date.

In the event this Agreement is terminated pursuant to subparagraph (b), (c),
(d) or (e) above, Michaels, the Company and the Shareholder shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under the provisions of this Article, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

                               ARTICLE XIV.

                              MISCELLANEOUS

    SECTION 14.01. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

    SECTION 14.02. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Michaels to a subsidiary of Michaels, provided that (i) in case of any such assignment, the assigning party shall not be released from its obligations hereunder and (ii) Michaels shall not have the right to assign its obligations under Article XI.

    SECTION 14.03. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

    SECTION 14.04. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    SECTION 14.05. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    SECTION 14.06. [INTENTIONALLY OMITTED].

    SECTION 14.07. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF DELAWARE.

    SECTION 14.08. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

    SECTION 14.09. GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

    SECTION 14.10. REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

    SECTION 14.11. CONFIDENTIALITY; PUBLICITY AND DISCLOSURES. Each party shall (and the Company shall direct its directors, officers, employees and representatives to) keep this Agreement, the status of the transactions contemplated by this Agreement, and this Agreement's terms confidential, and shall make no press release (other than an initial press release to be made by Michaels announcing this transaction, the contents of which shall be provided to Shareholder prior to release) or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and written consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release, filing or otherwise that Michaels has determined in its good faith judgment to be required by federal securities laws or the rules of the National Association of Securities Dealers, (ii) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement, (iii) by Michaels in connection with obtaining financing for the transactions contemplated by this Agreement and conducting an examination of the operations and assets of the Company, (iv) as may be deemed necessary by

Michaels in connection with other potential acquisition transactions, or (v) as otherwise required by law. The Shareholder shall have no obligations in respect of any disclosures the Company may make after the Closing. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use, directly or indirectly, any confidential information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed. Confidential information includes, but is not limited to, the following: financial records, surveys, reports, plans, store data, proposals, financial information, information relating to personnel, contracts, stock ownership, liabilities and litigation; provided that should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating businesses in competition with each other.

    SECTION 14.12. NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and addressed to the party to be notified, given by causing the same to be delivered the next day by a nationally recognized overnight courier service, or by depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile transmission. Such notice shall be deemed received on the date on which it is hand-delivered or one business day after being sent by facsimile transmission (provided such facsimile transmission is accompanied or immediately followed by delivery by another method permitted hereunder) or on the third business day following the date on which it is so mailed, or on the day actually delivered by any such courier service. For purposes of notice, the addresses of the parties shall be as follows:

        If to Michaels:      Michaels Stores, Inc.
                             5931 Campus Circle Drive
                             Irving, Texas 75063
                             Attn:  Kristen L. Magnuson

        with a copy to:      Jackson & Walker, L.L.P.
                             901 Main Street, 60th Floor
                             Dallas, Texas 75202
                             Attn:  Charles D. Maguire, Jr.

        If to the Company    Aaron Brothers Holdings, Inc.
        or the Shareholder:  1270 S. Goodrich Blvd.
                             City of Commerce, California  90022
                             Attn:  George P. Orban

                             (After the Closing, to the Shareholder c/o Siller, Wilk & Mencher, LLP as noted below)

        in each case with a  Siller, Wilk & Mencher, LLP
        mandatory copy to:   747 Third Avenue

                             New York, New York  10017
                             Attn:  Stephen I. Siller

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

    SECTION 14.13.  [INTENTIONALLY OMITTED].

    SECTION 14.14. SERVICE OF PROCESS. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in Section 14.12 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

    SECTION 14.15. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          EXECUTED as of the date first above written.


                                  MICHAELS:
                                  ---------

                                  MICHAELS STORES, INC.


                                  By:___________________________

                                  Its:__________________________


                                  COMPANY:
                                  --------

                                  AARON BROTHERS HOLDINGS, INC.


                                  By:___________________________

                                  Its:__________________________



                                  SHAREHOLDER:
                                  ------------

                                  ABAM INVESTORS LIMITED
                                  PARTNERSHIP

                                  By:  PYRAM, INC.
                                  Its: General Partner



                                       By:______________________
                                            Stephen I. Siller
                                            President

                                  By:  CHUSA ART CORPORATION
                                  Its: General Partner



                                       By:_______________________
                                            Thomas C. Dircks
                                            Secretary


                                  By:  RETAIL ENTERPRISES, INC.
                                  Its: General Partner



                                       By:_________________________
                                            George P. Orban
                                            President